                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated January 17, 2001 on the audited financial statements of Old Kent Financial Corporation and subsidiaries for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP


Chicago, Illinois,
  April 2, 2001